Exhibit (p)(2)

BlackRock Hedge Fund Guided Portfolio Solution

This form cannot be faxed and should be returned via overnight mail.

Application forms are due [five] business days prior to the subscription date (generally the first business day of each calendar quarter).

FOR OFFICE USE ONLY

The subscription amount must be available in the client’s [account with the applicable financial institution] [no later than three business days preceding the subscription date].	[Pro 2021]

IMPORTANT REMINDER:

PRIOR TO INVESTING, PLEASE READ CAREFULLY THE FUND’S MOST RECENTLY UPDATED PROSPECTUS. AN INVESTMENT IN THE FUND INVOLVES RISK AND CONFLICTS OF INTEREST AS DESCRIBED IN THE PROSPECTUS. YOU SHOULD CONSIDER SHARES OF THE FUND TO BE AN ILLIQUID INVESTMENT.

Mail completed application to: [ ]

PLEASE PRINT CLEARLY IN BLUE OR BLACK INK AND IN ALL CAPITAL LETTERS.

1. ☐ New investor in the Fund    ☐ Existing investor in the Fund

2. Select your account type (Please complete only one section A, B, C, D or E below.)

All fields are required unless otherwise noted. Failure to complete all fields may delay account setup.

A. Individual or joint account

Primary owner’s name (First, M.I., Last)	Joint owner’s name (First, M.I., Last)

Primary owner’s social security number	Joint owner’s social security number

Primary owner’s date of birth (MM/DD/YYYY)	Primary owner’s email address

For additional account owners, please provide identifying information as indicated in this Section 2A for each owner and attach it to the application. This information is required in order to establish your account.

B. Non-individual account (including participant-directed ERISA plans and retirement accounts, including IRAs, IRA rollovers, and 401(k) accounts)

Please check one:

☐ Corporation                ☐ Partnership or limited partnership              ☐ 401(k)        ☐ IRA        ☐ Other

Name of entity	Taxpayer identification number*

Jurisdiction in which entity is incorporated or formed	Authorized individual’s email address

Authorized individual’s name (First, M.I., Last)	Date of formation (MM/DD/YYYY) (all entities, including participant-directed ERISA plans, retirement accounts, IRAs, IRA rollovers and 401(k) accounts)

*	Please refer to IRS Form W-9 for further instructions on which ID number to provide.

2. Select your account type (continued)

C. Trust

If a Trust, please select one:    ☐ Irrevocable        ☐ Revocable

Trustee’s name	Date of trust (MM/DD/YYYY)

Co-Trustee’s name (if applicable)	Taxpayer identification number for the trust*

Name of trust	Trustee’s email address

D. Uniform Gift/Transfer to Minors (UGMA/UTMA)

Custodian’s name (First, M.I., Last)	Minor’s name (First, M.I., Last)

Custodian’s date of birth (MM/DD/YYYY)	Minor’s social security number (Do not provide the custodian’s social security number)

Custodian’s social security number	Minor’s date of birth (MM/DD/YYYY)
	State of residence	☐ ☐
Custodian’s email address	You can choose the state of residence for the donor, custodian or minor. The gift or transfer will be governed by that state’s laws.

E. Conservator/Guardianship

☐ Conservator        ☐ Guardianship

Conservator/guardian’s name (First, M.I., Last)	Ward/incompetent/minor’s name (First, M.I., Last)

Conservator/guardian’s date of birth (MM/DD/YYYY)	Ward/incompetent/minor’s date of birth (MM/DD/YYYY)

Conservator/guardian’s social security number	Ward/incompetent/minor’s social security number

Conservator/guardian’s email address

3. Distribution options

You may change your distribution option at any time. If no option is specified, the default selection is to have dividends and capital gains reinvested back into the Fund.

Please select one option below for dividends and capital gains:

☐ Reinvest in fund        ☐ Returned to your account at broker dealer of record.

*	Please refer to IRS Form W-9 for further instructions on which ID number to provide.

4. Primary account address

Street address (DO NOT USE P.O. BOX)		Apartment/suite number

City	State	Zip

Mailing address (if different from primary account address)

Street address		Apartment/suite number

City	State	Zip

5. Your investment advisor should complete this section

Name (First, M.I., Last)

Telephone number	Advisor’s email address

Street Address		Apartment/suite number

City	State	Zip

Your client’s account number	Firm name

6. Investor qualification and certification

6A. Accredited Investor Certification

The undersigned hereby certifies that the undersigned is an “accredited investor” at the time of the undersigned’s investment in BlackRock Hedge Fund Guided Portfolio Solution (the “Fund”) because the undersigned satisfies one or more of the following categories of accredited investors. Please select from letters (a)—(t) and write corresponding letter(s) inside the box provided.

Indicate which accredited investor category the undersigned satisfies (write corresponding letter(s) inside the box provided):  ☐

(a)

The undersigned is a natural person whose individual net worth, or joint net worth with a spouse or spousal equivalent[1], at the time of purchase exceeds $1,000,000 (excluding the estimated fair market value of the undersigned’s primary residence2).

(b)

The undersigned is a natural person who had individual income (exclusive of any income attributable to a spouse or spousal equivalent) of more than $200,000 for the past two years, or joint income with any spouse or spousal equivalent in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.[3]

(c)

The undersigned is a natural person who has passed the required examinations administered by the Financial Industry Regulatory Authority, Inc. necessary for a Series 7, Series 65 and Series 82 license or registration, as applicable, and holds such license or registration in good standing.

(d)

The undersigned has total assets in excess of $5,000,000, was not formed for the purpose of investing in the Fund, and is one of the following: a corporation, partnership, limited liability company, or a tax-exempt organization described in Section 501(c)(3) of the Code.

(e)	The undersigned is an entity (other than a trust) in which all of the equity owners are accredited investors.

(f)

The undersigned is an accredited investor because it is not included in items (d), (e), (g) through (l), (n) through (r) (and item (m) when the grantor(s) are included in such items), and has investments[4] in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

(g)

The undersigned is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the 1940 Act).

(h)	The undersigned is a broker-dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended.
(i)

The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended, or a Rural Business Investment Company under Section 384A of the Consolidated Farm and Rural Development Act.

(j)	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(k)

The undersigned is a personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000 which was not formed for the purpose of investing in the Fund and whose decision to invest in the Fund has been directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment.

(l)

The undersigned is (i) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association or another institution as defined in Section 3(a)(5)(A) of the Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts.

(m)	The undersigned is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors.

(n)	The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act acting in its individual capacity.

(o)	The undersigned is an insurance company as defined in Section 2(a)(13) of the Securities Act.

(p)

The undersigned is an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of any state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or 203(m) of the Advisers Act.

(q)

The undersigned is an employee benefit plan within the meaning of Title I of ERISA or a plan as described in Section 4975(e)(1) of the Code (such as an IRA), which satisfies at least one of the following conditions:

•	it has total assets in excess of $5,000,000; or

•	the investment decision is being made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment adviser; or

[1]	The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.
[2]

When determining net worth, the value of the person’s primary residence must be excluded. The related amount of indebtedness secured by the person’s primary residence, up to the estimated fair market value of the primary residence, may also be excluded as a liability in calculating net worth except that:

(i)	indebtedness secured by the primary residence in excess of its estimated fair market value must be considered a liability and deducted from the person’s net worth, and

(ii)

to the extent not included in (i) above, any indebtedness secured by the primary residence that has been incurred since the date that is 60 days prior to the date of execution of this document and was not incurred in connection with the purchase of the primary residence must be considered a liability and deducted from the person’s net worth, even if the fair market value of the primary residence exceeds the debt secured by the primary residence.

[3]

For purposes of this Subscription Agreement, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or spousal equivalent or to property owned by a spouse or spousal equivalent, increased by the following amounts (but not including any amounts attributable to a spouse or spousal equivalent or to property owned by a spouse or spousal equivalent): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

[4]	As defined in Rule 2a-51(b) promulgated under the 1940 Act.

•	it is a self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to the participant’s account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor.

(r)

The undersigned is an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, which has total assets in excess of $5,000,000.

(s)

The undersigned is a “family office”[5] (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purpose of acquiring an Interest; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of a prospective investment in the Fund.

(t)	The undersigned is a “family client”[6] of a family office meeting the requirements of (s) above, and whose prospective investment in the Fund is directed by such family office.

6B. Other Certifications

The undersigned understands that it may be a violation of state and federal law for the undersigned to provide this certification if it knows that it is not true. The undersigned has read and understands the most recently updated prospectus and statement of additional information for the Fund, including the investor qualification and investor suitability provisions contained therein. The undersigned understands that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost. The undersigned understands that an investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of an investment in the Fund and that an investment in the Fund should be viewed as a long-term investment.

The undersigned certifies that it is acquiring shares in the Fund for its own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part.

The undersigned is aware that shareholders of the Fund cannot withdraw from the Fund and that shares may not be transferred, except as provided in the prospectus, the statement of additional information, the Agreement and Declaration of Trust and/or the By-Laws (collectively, and as the same may be amended, amended and restated and/or supplemented from time to time, the “Fund Agreements”). The undersigned understands that liquidity will generally only be available through periodic tender offers by the Fund, and that the Fund is under no legal obligation to conduct any such tender offers. Accordingly, the undersigned acknowledges that an investor in the Fund may have to bear the economic risk of investment in the Fund indefinitely.

The undersigned understands that no foreign, federal or state authority has made any finding or determination as to the appropriateness of an investment in shares of the Fund and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse the offering of Fund shares.

The undersigned certifies it understands that the undersigned, once an investor in the Fund, may not directly or indirectly pledge, assign, sell, hypothecate, exchange, transfer or otherwise dispose of legal or beneficial ownership (including without limitation any swap, structured note or any other derivative transaction) of all or any of its Fund shares, including, without limitation, any portion of a Fund share (such as a right to distributions), to any person (collectively a “Transfer,” and each such person, a “Transferee”), except in accordance with the terms and provisions of the Fund Agreements and applicable law. The undersigned acknowledges and agrees that any permitted Transferee who has obtained Fund shares in accordance with the terms and provisions of the Fund Agreements or by operation of law may be required to submit written documentation evidencing the basis for such Transfer, and that the determination as to the adequacy of such documentation may be made by the Board of Trustees of the Fund (the “Board”) in its sole and absolute discretion. The undersigned further certifies it understands that any permitted Transferee will be bound by this application form without any action on their part.

The undersigned acknowledges that, pursuant to the Agreement and Declaration of Trust, the Board has the authority to repurchase the Shares, or any portion of them, of a shareholder or any person acquiring Shares from or through a shareholder, without consent or other action by the shareholder or other person, in circumstances where (i) such shares have been transferred in violation of the Fund Agreements; (ii) ownership of the shares by a shareholder or other person is likely to cause the Fund to be in violation of, or subject the Fund to new or additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; (iii) continued ownership of the shares by a shareholder may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences; (iv) any of the representations and warranties made by a shareholder or other person in connection with the acquisition of shares (including the certifications made in this application form) were not true when made or have ceased to be true; (v) ownership of the shares by the shareholder would cause the Fund to be subject to additional regulatory or compliance requirements imposed by laws other than the Securities Act, the Exchange Act or the 1940 Act; (vi) if such repurchase would be in the best interest of the Fund, including without limitation in connection with the liquidation or termination of the Fund; or (vii) the aggregate value of such shareholder’s shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.

The undersigned certifies it understands that, if the Fund accepts the undersigned’s subscription amount referenced in this application form, the Fund will accept such subscription amount as of the [third] business day prior to the date upon which the undersigned will become a shareholder of the Fund (generally the first business day of the calendar quarter, or the “subscription date”). The undersigned understands that the undersigned will not become a shareholder of the Fund and will have no other rights (including, without limitation, voting rights) under the Fund’s Agreement and Declaration of Trust until the subscription date. The undersigned understands that the undersigned will not begin to participate in the Fund’s returns until the subscription date, even though the Fund will accept the undersigned’s subscription amount, and such subscription amount will be credited to the Fund’s account (thus making the subscription binding and irrevocable), [three] business days prior to the subscription date. The undersigned understands that the undersigned will be treated as a general unsecured creditor of the Fund with respect to the subscription amount referenced in this application form between the Fund’s acceptance of such subscription amount and the subscription date. In this regard the undersigned certifies that it has read and understands the “Plan of Distribution” section of the prospectus. The undersigned understands that the Fund will not accept subscriptions from the undersigned if the undersigned is subject to backup withholding.

The undersigned certifies it understands that, as an investor in the Fund, the undersigned will bear its pro rata portion of the fees and expenses of the Fund, including without limitation any management and/or performance fees charged by the portfolio funds in which the Fund invests. In this regard, the undersigned certifies that it has read and understands the “Summary of Fund Expenses” section in the prospectus.

[5]	As defined in Rule 202(a)(11)(G)-1 promulgated under the Advisers Act.
[6]	As defined in Rule 202(a)(11)(G)-1 promulgated under the Advisers Act.

The undersigned certifies that it is not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

The undersigned hereby makes the additional representations, warranties and covenants included in Annex A to this application form with respect to itself and each of its Related Persons (as defined in Annex A).

By signing below, the undersigned understands that the Fund, the Fund’s investment adviser, the Fund’s distributor, [financial intermediary] and each of their respective affiliates are relying, and will continue to rely on, the certifications set forth in this application form, the information set forth in this application form, and the agreements made in this application form in determining the undersigned’s qualification and suitability as an investor in the Fund, as well as in connection with the establishment and the ongoing maintenance of the undersigned’s account as an investor in the Fund.

The undersigned understands that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make the certifications set forth in this application form, and agrees to indemnify and hold harmless the Fund, the Fund’s investment adviser, the Fund’s distributor, [financial intermediary] and each of their respective affiliates from any liability that any such entity may incur as a result of the certifications set forth in this application form, or any of the other information set forth in this application form, being untrue or inaccurate in any respect.

The undersigned certifies that the certifications set forth in this application form (including the certifications set forth in Annex A), and all the other information set forth in this application form, is true and correct as of the date of this application form and that if there should be any change in such information prior to the acceptance of this application form, or during the period in which the undersigned is an investor in the Fund, the undersigned will immediately furnish such updated, revised or corrected information, together with any necessary back-up documentation, in writing to the Fund at:

BlackRock Hedge Fund Guided Portfolio Solution

[Mailing Address]

and to [financial intermediary] at the address set forth on the first page of this application form.

The undersigned acknowledges and agrees that if it fails to furnish any such updated, revised or corrected information, together with any necessary back-up documentation, including pursuant to follow-up requests from the Fund or [financial intermediary] or their respective representatives to provide additional back-up documentation, the Fund and [financial intermediary] will not effect any such updates, revisions or corrections to the undersigned’s account information with the Fund and [financial intermediary], the Fund, its service providers and [financial intermediary] will continue to rely upon the information set forth in this application form (including as such may have been previously properly updated, revised or corrected), the Fund, the Fund’s investment adviser, the Fund’s distributor, [financial intermediary] and each of their respective affiliates will have no liability whatsoever for continuing to so rely upon such information and the undersigned will indemnify and hold the Fund, the Fund’s investment adviser, the Fund’s distributor, [financial intermediary] and each of their respective affiliates harmless from any such liability that such entity may incur as a result of continuing to so rely upon such information.

The undersigned represents and warrants that the undersigned’s execution of this application form has been duly authorized, constitutes a valid and legally binding agreement of the undersigned and is enforceable against the undersigned in accordance with its terms. The undersigned further represents and warrants that the undersigned’s subscription for Fund shares, and the execution, delivery and performance of this application form, will not conflict with, or constitute a default under, any instruments governing the undersigned, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned may be bound, or any other legal authority applicable to the undersigned.

The undersigned understands that the Fund or its designees reserve the right to reject this subscription for any reason or no reason, in whole or in part and at any time prior to acceptance thereof. In the event of rejection of this subscription, the funds tendered by the undersigned will be promptly returned without interest, and this application form shall have no force or effect.

6C. Consent to Electronic Delivery

BlackRock, Inc., its affiliates, the Fund and the Fund’s service providers and other representatives (collectively, “Fund Representatives”), may deliver via email any documentation, reports and other information to investors in connection with an investment in the Fund. This may include confidential information regarding the Fund, including but not limited to, investor and investment information. Certain information, at the discretion of the Fund, may be delivered to the investor by regular mail, facsimile or courier. Fund Representatives may also transmit information by email to any of the investor’s service providers, advisors, accountants or others to whom the investor has requested that such information be provided.

Contact via non-encrypted email, such as that expected to be used by Fund Representatives, and the transmission of email data may take place over public networks and therefore will be unprotected. Although Fund Representatives will take reasonable precautions regarding the integrity, confidentiality and security of information sent by email, no Fund Representative will be liable for interception, system failure or other problems that may result in incomplete or incorrect transmission. In addition, information transmitted by email may need to be disclosed to third parties, including regulatory authorities with jurisdiction over the relevant Fund Representative, and could be accessed by unauthorized persons.

The undersigned agrees to release the Fund Representatives from any form of liability or loss associated with the communication of information by email, including but not limited to, investor and investment information. No Fund Representative makes any warranties in relation to these matters and the investor accepts the risks associated with the use of email. Each Fund Representative also reserves the right to intercept, monitor and retain communications to and from its systems as permitted by applicable law.

To receive information by email, investors will need internet access, a valid email address, and the ability to install or download such applications as the relevant Fund Representative may specify. If investors wish to retain information sent by email, they will need access to a printer or other device to download and print or save such information. It is the investor’s obligation to inform the Fund Representatives in the event that the investor’s and/or any of the investor’s service providers’ email addresses change. Investors may update any of their or their service providers’ email addresses by contacting the appropriate Fund Representatives and requesting an update.

Unless the undersigned notifies the Fund that it would like to opt out of electronic delivery, by executing this subscription agreement the undersigned hereby consents to electronic delivery. At any time, the undersigned may revoke this consent and/or request paper copies of any information delivered electronically, at no additional cost to the investor, by sending a written revocation (or request) to the Fund at:

BlackRock Hedge Fund Guided Portfolio Solution

[Mailing Address]

Requests for revocation must be executed by an authorized signatory as designated in the original subscription document or subsequently properly notified to the Fund. It may take up to one (1) week to process a revocation of consent to electronic delivery (or request for paper copies) from the date that an investor’s revocation (or request) is received by the Fund. It may also take up to a full reporting cycle for certain information to be reverted back to paper copy. Delivery of information by paper copy could take significantly longer than electronic delivery.

7. Signature (select only on of 7A or 7B below)

Indicate the desired investment amount. The minimum initial subscription amount for Class A Shares of the Fund is $25,000, and the minimum subsequent subscription amount is $1,000.

$

A. Individual Account

Signature of primary owner	Signature of joint owner

Name of primary owner	Name of joint owner

Date (MM/DD/YYY)	Date (MM/DD/YYY)

B. Non-individual Account (including participant-directed ERISA plans and retirement accounts)

ACCEPTANCE OF INVESTMENTS ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY BLACKROCK HEDGE FUND GUIDED PORTFOLIO SOLUTION, ITS INVESTMENT ADVISER, ITS DISTRIBUTOR OR [FINANCIAL INTERMEDIARY] THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) he/she has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute, and deliver this application form on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in BlackRock Hedge Fund Guided Portfolio Solution is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

First name of entity	Signature of authorized person signing for entity

Name of authorized person signing for entity	Date (MM/DD/YYYY)

8. Required documents for verification for non-individual entities

Attach one required formation/organization document and one document identifying persons with authority over the account

Non-individual entity	Formation/organization documents (only 1 form of identification is required)	Document identifying persons with authority over the account
Trust	1. Excerpts from existing Trust Agreement (first page, section(s) containing trustee investment powers, trustee appointment(s), and signature page(s) of trustees) 2. Notarized Trustee(s) Certification	List of trustees

Corporation	1. Articles of incorporation 2. Certificate of incorporation	Corporate resolution or list of authorized signatories

Partnership or Limited Partnership

1.  Excerpts from existing partnership agreement (first page, sections containing partner investment powers, partner appointments, and signature page(s) of general partners)

2.  Certificate of formation/existence from state filing

(See formation/organization documents)

Limited Liability Company (LLC)	1. Excerpts from LLC operating agreement (first page, sections containing investment powers) 2. Articles of organization	LLC resolution or list of authorized signatories

Nonprofit organization or other incorporated or non-incorporated entity (e.g., charitable, religious, educational, medical organization, association)	1. Articles of incorporation 2. Resolution of governing body reflecting existence and formation of organization	Entity resolution or list of authorized signatories

Application Checklist

To ensure your application is completed as quickly as possible, please verify that you have done the following:

☐	completed each section of the application

☐	completed the certifications set forth in Annex A to this application

☐	signed Section 7 of the application

☐	attached copies of required documents for verification for non-Individual entities as indicated in Section 8

Discretionary authority form

Please review and sign.

By signing below, the undersigned represents and warrants that (a) the investor named in Section 2 of the accompanying Application Form (the “Investor”) has given full discretionary power and authority to the undersigned to take all actions with respect to the Investor’s proposed investment in the Fund, including without limitation, to execute the Application Form on behalf of the Investor, to bind the Investor to all the terms and conditions in the Agreement and Declaration of Trust, By-Laws, Prospectus and the Application Form, to make all representations and warranties on behalf of the Investor in the Application Form, to purchase Fund shares on behalf of the Investor, to purchase additional Fund shares on behalf of the Investor at a subsequent closing, to tender the Investor’s Fund shares for repurchase* and to update the Investor’s distribution options and payment information; and (b) attached hereto is a true and complete copy of the document under which the Investor has provided full discretionary power and authority to the undersigned and has constituted and empowered the undersigned to act as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead (the “Authorization Document”), and such Authorization Document has not been amended or terminated and is in full force and effect on the date hereof. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Application Form.

Please check the applicable box to identify the appropriate Authorization Document:

☐	Investment Management Agreement

☐	Power of Attorney

☐	Other (please specify):

*

All account repurchases authorized by [financial intermediary] investment advisors with discretionary authority will only be permitted to be delivered to client accounts with the name of the registered shareholder on the account, or the shareholder’s address of record.

Annex A – Additional Investor Certifications

Source of Funds. The funds being used to acquire the Shares are the funds of the investor and are not the funds of any other person or entity. Such funds have not been obtained from any activity that is or would be illegal under any applicable laws.

Representations, Warranties, and Covenants with Respect to Anti-Money Laundering, Terrorism Financing, and U.S. Trade Sanctions. The investor represents and warrants that neither it nor any Related Person7 of the investor:

(A)

is named on the list of Specially Designated Nationals and Blocked Persons published by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. and any executive order, rule, or regulation promulgated thereunder;[8]

(B)

resides in, is a citizen or the government of, or an entity organized under the laws of or having a place of business in, a country or territory subject to the country-based U.S. trade sanctions programs found at 31 C.F.R. Chapter V and on the OFAC website at http://www.ustreas.gov/offices/enforcement/ofac/ with the result that the investment would be prohibited under U.S. law;

(C)	is a non-U.S. shell bank[9] or providing banking services indirectly to a non-U.S. shell bank;

(D)	is a senior foreign political figure[10];

(E)

is a person or entity resident in or whose subscription funds are transferred from or through an account in a country listed among the “High-Risk and Non-Cooperative Jurisdictions” designated by the Financial Action Task Force on Money Laundering and with which designation the United States representative to the group or organization concurs (“High-Risk and Non-Cooperative Jurisdictions”);

(F)

is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “USA PATRIOT Act”) as warranting special measures due to money laundering concerns; or

(G)

is otherwise prohibited from investing in the Fund pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (an investor described (or whose Related Person is described) by any of categories (a) through (g), a “Prohibited Investor”).

Except as prohibited by European Data Protection Rules, the Investor agrees to provide the Fund, promptly upon request, all information that the Fund reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules, orders and policies.

The investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Fund, BlackRock Advisors, LLC and their respective affiliates and agents (the “Fund Parties”) of such information about the investor as any such Fund Party reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The investor agrees to promptly notify the Fund Parties of any change in information affecting the representations and covenants contained in this Annex A.

The investor acknowledges that if, following its investment in the Fund, the Fund Parties reasonably believe that the investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that any Fund Party requests, the Fund Parties have the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the compulsorily redeem the investor from the Fund. The investor further acknowledges that the investor will have no claim against any of the Fund Parties for any form of damages as a result of any of the foregoing actions.

The investor represents and warrants that funds in respect of its subscription for Shares will not originate from, nor will they be routed through, an account maintained at a non-U.S. shell bank, an “offshore bank,” or a bank organized or chartered under the laws of a High-Risk and Non-Cooperative Jurisdiction nor have they been or shall be derived from any activity that is a violation of U.S. criminal law.

The investor agrees that none of the Fund Parties shall have any liability to the investor for any loss or liability that the investor may suffer to the extent that it arises out of, or in connection with, compliance by the Fund Parties in good faith with the requirements of applicable anti-money laundering and anti-terrorism laws or regulatory provisions.

If the investor is (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the U.S. Internal Revenue Code, as amended, (the “Code”) that is subject to Section 4975 of the Code or (iii) a person or entity investing with the assets of, or otherwise on behalf of any entity otherwise deemed to hold the assets of any such employee benefit plan or plan, then the investor as the plan or fiduciary of such employee benefit plan (the “Plan”) hereby declares, represents and warrants to the Fund that:

(A)	the decision to invest assets of the Plan in the Shares was made by fiduciaries independent of the Fund, the Fund’s investment adviser and any distributor, which parties are duly

[7]

“Related Person” means (i) with respect to any entity, any individual or entity controlling, or controlled by, such entity and any holder of any beneficial interest (each, a “Beneficial Interest Holder”) which holds more than 5% of any class of securities of such entity, and (ii) with respect to any entity that is not publicly traded, any Beneficial Interest Holder, director, senior officer, trustee, beneficiary or grantor of such entity. An entity is publicly traded if its securities are listed on a recognized securities exchange or quoted on an automated quotation system in the U.S. or another FATF country member jurisdiction. The term “Related Person” shall exclude any beneficiaries of an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to ERISA or exempt from ERISA under Section 4(b)(1) or 4(b)(4) of ERISA.

[8]	This information may be found online at www.treasury.gov.
[9]	A non-U.S. shell bank is a non-U.S. bank without a physical presence in any country.
[10]

A current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government; a senior official of a major foreign political party; a corporation, business or other entity formed by, or for the benefit of, any such individual; an immediate family member of any such individual; or a person who is widely and publicly known to be a close associate of such individual.

authorized to make such investment decisions and who have not relied on any advice or recommendation of the Fund, the Fund’s investment adviser or any distributor or any of their employees, representatives, agents or affiliates;

(B)

neither the Fund nor any distributor, or any of their employees, representatives, agents or affiliates have exercised any discretionary authority or control with respect to the Plan’s investment in the Shares, nor have the Fund or any distributor or any of their employees, agents, representatives or affiliates rendered individualized investment advice to the Plan based on the Plan’s investment policies or strategy, overall portfolio composition or diversification;

(C)	the Fund and the Fund’s investment adviser have not acted as a fiduciary under ERISA with respect to the purchase, holding or disposition of Shares; and

(D)

the Plan’s purchase of Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund of its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of any governmental plan or other plan that is not subject to the foregoing-referenced Section 406 or Section 4975, any federal, state or local law that is substantially similar thereto).

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NOT FDIC INSURED	OFFER NO BANK GUARANTEE	MAY LOSE VALUE	NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY	NOT A DEPOSIT

[CODE]